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                                                                     EXHIBIT 5.1

One Oxford Centre.                                                MORGAN, LEWIS
Thirty-Second Floor                                               & BOCKIUS LLP
Pittsburgh, PA 15219-6401                                     COUNSELORS AT LAW
412.560.3300
Fax: 4121.560.3399

June 26, 2002


Printcafe Software, Inc.
Forty 24th Street
Pittsburgh, PA  15222


Re:      Form S-8 Registration Statement
         -------------------------------

Ladies and Gentlemen:

We have acted as counsel to Printcafe Software, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to an aggregate of 1,992,479 shares of Common Stock, par value $.0001 per share (the "Common Stock"), of Printcafe Software, Inc. (the "Company"), which will be issued pursuant to the Company's 1999 Stock Option Plan, 2000 Stock Incentive Plan, 2002 Employee Stock Incentive Plan, 2002 Employee Stock Purchase Plan, and 2002 Key Executive Stock Incentive Plan (together, the "Plans").

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments, and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments, and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic, or other copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully paid, and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP